As filed with the Securities and Exchange Commission on July 8, 2008

Registration No. 33-88190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SunLink Health Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	310621189 (I.R.S. Employer Identification Number)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339, (770) 933-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Thornton, Jr.

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339

(770) 933-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Howard E. Turner, Esq.

Smith, Gambrell & Russell, LLP

1230 Peachtree Street, N.E., Suite 3100

Atlanta, Georgia 30309-3592

(404) 815-3500

Approximate date of commencement of proposed sale to the public:    Completed.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
		$	$	$ No Fee Due*

*	In accordance with Rule 457(a)

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33- 88190) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Purpose of Amendment

Removal of Securities from Registration

SunLink Health Systems, Inc. (the “Company”) hereby removes from registration 245,488 shares of its common stock, without par value, underlying the Company’s Warrants under Registration No. 33-88190 in accordance with a distribution of warrants (the “Warrants”) to shareholders of record of the Company at December 23, 1994, such distribution was made pursuant to a warrant distribution approved by the Board of Directors of the Company on November 11, 1994 (the “Warrant Distribution”). The Warrants expired on January 31, 2007. 245,488 shares registered underlying the Warrants under the Warrant Distribution remained unissued after the expiration of the Warrants.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2008.

SUNLINK HEALTH SYSTEMS, INC. (Registrant)

/S/ ROBERT M. THORNTON, JR.
Robert M. Thornton, Jr. Chief Executive Officer, President and Chairman

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ ROBERT M. THORNTON, JR.	June 20, 2008
Robert M. Thornton, Jr. Chief Executive Officer, President and Chairman

/S/ MARK J. STOCKSLAGER	June 20, 2008
Mark J. Stockslager Chief Financial Officer

/S/ DR. STEVEN J. BAILEYS	June 20, 2008
Dr. Steven J. Baileys Director

/S/ MICHAEL W. HALL	June 20, 2008
Michael W. Hall Director

/S/ GENE E. BURLESON	June 20, 2008
Gene E. Burleson Director

/S/ KAREN B. BRENNER	June 20, 2008
Karen B. Brenner Director

/S/ C. MICHAEL FORD	June 20, 2008
C. Michael Ford Director

/S/ HOWARD E. TURNER	June 20, 2008
Howard E. Turner Director

/S/ CHRISTOPHER H.B. MILLS	June 20, 2008
Christopher H.B. Mills Director